Exhibit 10.21

LEASE AGREEMENT

by and between

FRP HILLSIDE LLC #3

and

TACTICAL SOLUTION PARTNERS, INC.

7020 Dorsey Road

Hanover, Maryland  21076

May 16, 2007

LEASE AGREEMENT

THIS LEASE (“Lease”) is made as of the 16th day of May, 2007, by and between FRP Hillside LLC #3, a Maryland limited liability company ("Landlord") and Tactical Solution Partners, Inc., a Delaware corporation ("Tenant").

WITNESSETH:

That for and in consideration of the rent hereinafter reserved, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the premises described in Section 1, upon the following terms, covenants and conditions:

1.

Premises

The premises leased hereby (the "Premises") consist of 22,410 square feet, more or less, of space, as shown on Exhibit A attached hereto, contained within the warehouse office facility containing 84,760 square feet (the "Building") located on that certain parcel of land known as Lot 1, Hillside Business Park, Anne Arundel County, Maryland (the “Land”) with an address of 7020 Dorsey Road, Hanover, Maryland 21076.  The Building and the Land are referred to herein collectively as the “Property.”  Tenant, its agents, employees and invitees shall have the non-exclusive right to use all of the improvements to be located on the Premises, including, without limitation, all driveways, walkways, access points, parking areas and other facilities.

2.

Term

The term of this Lease (the "Term") shall begin on the date (the “Commencement Date”) that Landlord’s Work is substantially complete, subject only to punch list and other minor or insubstantial items, as certified by Landlord’s architect, and shall continue for a period of eighty-seven (87) months after the first day of the first full calendar month following the month in which the Commencement Date occurs (unless the Commencement Date occurs on the first day of a calendar month, in which case the Term shall continue for a period of eighty-seven (87) months after the Commencement Date).

The Commencement Date is anticipated by Landlord and Tenant to be not more than  one-hundred seventy-five (175) days following the later of (a) the date of this Lease, or (b) the date Landlord and Tenant confirm, in writing, their approval of the Space Plan, and associated mechanical, plumbing and electric plans, for the Premises, as hereinafter provided in Section 3.

Promptly after the occurrence of the Commencement Date, Landlord and Tenant shall confirm the Commencement Date and the Term by executing a commencement agreement substantially in the form attached hereto as Exhibit C.

If the Commencement Date does not occur within two-hundred ninety-five (295) days from the date hereof, this Lease shall (unless otherwise agreed to in writing by the parties) terminate and neither party shall have any further liability to the other hereunder.

3.

Landlord's Construction

A.

Landlord shall, at its expense, prepare the Premises (“Landlord’s Work) for Tenant’s use, in accordance with working plans and specifications for Landlord’s Work to be prepared by Landlord consistent with 7,250 square feet of standard office build-out and 15,160 square feet of standard warehouse build-out (“Landlord’s Improvements”) attached hereto as Exhibit B and Exhibit D and approved by Tenant, such approval not to be unreasonably withheld, delayed or conditioned.  Upon approval by the parties of the scope of Landlord’s Improvements, Landlord shall apply for all required building and other governmental permits for Landlord’s Work.  Upon receipt of the requisite permits for Landlord’s Work, Landlord shall commence and thereafter diligently proceed with the completion of Landlord’s Work.

B.

Landlord shall provide to Tenant an allowance of $221,400.00 towards Landlord’s Improvements.  The amount by which the cost of Landlord’s Improvements exceeds $221,400.00 shall be paid by Tenant to Landlord upon billing thereof by Landlord to Tenant with 50% due upon initial billing and the balance due within five (5) business days after Substantial Completion of Landlord’s Improvements.  The permitting of racking, warehouse equipment, data/security, systems furniture, and other items outside of Landlord’s scope of work can delay issuance by Anne Arundel County of a Certificate of Occupancy.  Therefore, “Substantial Completion” herein is defined as completion of Landlord’s work as evidenced by certification of Substantial Completion by Landlord’s Architect.    In no event will Landlord be responsible for any costs of Landlord’s Improvements over $400,000.00 (or a total additional cost of $178,600.00 to Landlord above the Tenant allowance).  Landlord shall use commercially reasonable efforts to cooperate with Tenant to “value engineer” Landlord’s Improvements so as to mitigate the total cost of Landlord’s Improvements.

C.

Landlord and Tenant shall diligently and in good faith pursue the following schedule for the completion of Landlord’s Work:

a.

Within fifty-six (56) days from the date of this Lease, Landlord and Tenant shall approve Landlord’s Improvements, and Landlord shall provide Tenant with an initial cost estimate and shall apply for the requisite building and other governmental permits for the performance of Landlord’s Work; and

b.

Within seventy-five (75) days from the date of execution of this Lease a firm cost for buildout will be approved by both parties prior to starting construction and prior to the drawings being approved by Anne Arundel County, the governing agency.  A 2% allowance will be allocated for unknown items.  Costs incurred above the allowance will be allocated for unknown items (e.g., material escalations; missed items not included in the drawings but incurred in the field; additional touch-up and punch list items; additional required work, labor, overtime, and supervision; BGE gas/electric service fee use and unit cost escalations during the use of temporary power).  Costs incurred above the 2% allowance will be paid by Landlord, except for those items that are directly related to revisions caused by Anne Arundel County or caused by Tenant requesting changes and additions to the scope of work.

c.

Within one hundred seventy-five (175) days from the date of this Lease, Landlord shall complete, subject only to punch list and other minor or insubstantial items, Landlord’s Work

D.

Promptly upon completion of Landlord’s Improvements, Landlord shall obtain for Tenant (a) a certificate of completion confirming that Landlord’s Improvements complies with the Covenants, and (b) a certificate of occupancy for the Building from Anne Arundel County and the municipality, if applicable, subject to delays, acts or omissions of Tenant or its contractors in performing any work which is not part of Landlord’s Improvements, but which is a requirement or condition for the issuance of a certificate of occupancy.

E.

Promptly upon the issuance by Anne Arundel County of a certificate of occupancy for the Building, Tenant shall apply for and diligently seek to obtain from Anne Arundel County a zoning certificate of use for the Building, and upon issuance thereof, Tenant shall provide Landlord with a copy of such zoning certificate of use.  Landlord shall reasonably cooperate with Tenant in obtaining such zoning certificate of use.

F.

Provided Tenant approves all submittals, specifications, work orders, change orders, estimates and drawings within two (2) business days after Landlord submits such to Tenant, Landlord agrees if Landlord fails to complete Landlord’s Improvements subject only to punch list and other minor insubstantial items, within one hundred seventy-five (175) days following the initial Plan Approval Date, and the delay by Landlord is due to no fault of Tenant, then Landlord shall pay Tenant one (1) day of minimum rent payable hereunder for each one (1) day of delay beyond such one hundred seventy-five (175) days.

G.

In the event of default by Tenant under this Lease, Tenant shall pay to Landlord an amount, in addition to any other damages to which Landlord may be entitled, equal to $221,400 multiplied by a fraction of the numerator of which is the number of months which are remaining in the Term prior to the default and the denominator of which is 84.

H.

Upon Tenant’s request, Landlord will reasonable cooperate in providing Tenant limited early access to the warehouse portion only of the Premises for erection of racking and storage of materials therein, provided Tenant obtains permits for all such activities, indemnifies Landlord for any and all claims that may arise from such erection and material storage, and Tenant agrees any delays in obtainment of a Use and Occupancy permit by Landlord for the Premises due directly or indirectly from this early access by Tenant shall not preclude Tenant from execution of the Commencement Agreement inclusive of all the terms and considerations arising therefrom.

4.

Tenant's Construction

Any work not specifically enumerated in Landlord’s Work in accordance with Landlord’s Improvements and required for Tenant's use of the Premises shall be performed by Tenant at its sole cost and expense which additional work shall only be commenced following submission of a written request to Landlord (including a copy of plans and specifications) and receipt of written approval from Landlord, which approval shall not be unreasonably withheld or delayed.

5.

Rent

Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay Landlord minimum rent in accordance to the following schedule:

MONTH	PAYABLE PER MONTH
1	$0
2-12	$14,847.00
13	$0
14-24	$15,292.00
25	$0
26-36	$15,751.00
37-48	$16,223.00
49-60	$16,710.00
61-72	$17,211.00
73-87	$17,728.00

All minimum rent shall be paid in advance in equal monthly installments on the 1st day of each calendar month during the Term.

If the Term begins on a day other than the 1st day of the calendar month, the rent for the period from the beginning date to the 1st day of the first full calendar month of the Term shall be prorated at the aforesaid monthly rate and shall be payable on the date the Term begins.  The rent abatement for the first month of the Term relates to the first thirty (30) days of the Term beginning on the Commencement Date.

Rent shall be paid to Landlord at FRP Hillside LLC #3, c/o FRP Development Corp, 34 Loveton Circle, Suite 100, Sparks, Maryland 21152, or to such address as Landlord may from time to time notify Tenant, without prior demand, and without abatement, deduction, or set-off except as set forth in this Lease.

Whenever, under the terms of this Lease, any sum of money is required to be paid by Tenant in addition to the rent herein reserved, whether such sum is designated as "additional rent", it shall, nevertheless, be deemed to be additional rent and shall be collectible as rent.

If any installment of rent or other sum payable hereunder is not received by Landlord within five (5) business days of the due date and within five (5) business days after written notice to Tenant of the delinquency, the rent or other sum shall be accompanied by a late charge of 10% of the total amount due.

6.

Security Deposit

Tenant shall pay to Landlord a security deposit (the “Security Deposit”) in the amount of $175,000.00 payable in three incremental installments commencing with a first payment in the amount of $15,000.00 upon Tenant’s execution of this Lease.  A second installment shall be due from Tenant in the amount of $60,000.00 within five (5) business days after Tenant approves the cost of build-out pursuant to Section 3C (b) herein.  The final installment of the Security Deposit in the amount of $100,000.00 shall be due and payable by Tenant at the date of Landlord’s granting of early access to the warehouse portion only of the Premises to the Tenant pursuant to Section 3H herein.  If Tenant is, due to unforeseen circumstances, unable to gain early access to the warehouse pursuant to Section 3H, the final installment of Security Deposit in the amount of $100,000.00 shall be due within five (5) business days after the date of Tenant occupancy as evidenced by Tenant’s execution of the Commencement Agreement pursuant to Section 2 herein.  Such payments shall be made in immediately available funds, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not advance payment of Rent or Additional Rent or a measure or limit of Landlord’s damages upon an event of default under Section 20 of this Lease.  Landlord shall be entitled to commingle the Security Deposit with Landlord’s other funds.  Landlord may, from time to time and without prejudice to any other remedy, use all or part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder.  Tenant waives the provisions of any law, now or hereafter enforced, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the acts or omissions of Tenant or anyone acting by, through or under Tenant.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Within thirty (30) days after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant’s obligations.  If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.  The liability for the return of the Security Deposit be assumed by any transferee of Landlord’s interest under this Lease.

Upon completion of the twelfth (12th) full month of the Term pursuant to Section 2 of this Lease, and provided Tenant has not defaulted in any of its rental payment obligations during the prior twelve (12) month period, upon Tenant’s written request, Landlord shall consent to the reduction of the Security Deposit to $87,500, if Landlord reasonably determines that such reduction is appropriate based upon Tenant’s financial condition at that time, in which event $87,500 of the Security Deposit shall be promptly returned to Tenant.  Upon completion of the twenty-fourth (24th) full month of the Term pursuant to Section 2 of this Lease, and provided Tenant has not defaulted in any of its rental payment obligations during the prior twenty-four (24) month period, upon Tenant’s written request, Landlord shall consent to the further reduction of the Security Deposit to $15,000, if Landlord reasonably determines that such reduction is appropriate based upon Tenant’s financial condition at that time, in which event $72,500 of the Security Deposit shall be promptly returned to Tenant.

7.

Use

The Premises shall be used and occupied by Tenant for general warehousing and the installation of customized vehicle systems, with accessory offices, in accordance with applicable laws and governmental and the specifications for the Building regulations and in compliance with the Hillside Business Park Declaration of Covenants and Restrictions Land Use, Architectural Control and Common Area and the Hillside Business Park Declaration of Covenants, Conditions and Restrictions Storm Water Management (referred to herein collectively as the Covenants”).  Copies of the Covenants have been furnished to and reviewed by Tenant prior to its execution of this Lease.

Tenant shall, at its expense, obtain all federal, state, county and local permits with respect to the conduct of its business on the Premises, and shall pay any occupancy fees, license fees or other charges imposed on the Premises for the specific use and occupancy thereof by Tenant.

Tenant and its employees shall have access to the Premises 24 hours per day, seven days per week.

8.

Utilities

Landlord shall furnish gas, electricity, water and sewer service to the Premises.  Electric and gas service shall be separately metered to the Premises. Tenant shall arrange to have all fees for electric and gas usage and access billed in its name and Tenant shall pay promptly, when due, all charges for such service.  Tenant shall, at its expense, obtain telephone, security and other services required in connection with its use of the Premises.  Landlord shall pay common area electric, sprinkler system monitoring expenses, and water and sewer, and Tenant shall pay Landlord Tenant’s pro-rata share thereof.  The parties hereby agree that Tenant's pro-rata share of the common area electric, sprinkler monitoring and maintenance costs, and the water and sewer service charges for the Premises is 26.4%.

9.

Reservation by Landlord

Landlord reserves the right, at Landlord's discretion from time to time, to change the location, layout and arrangement of the common areas within the Land, so long as such changes do not materially impact accessibility to the Premises or restrict Tenant's access to outside storage areas contained within the Premises or otherwise diminish in any material way the general level of quality or convenience of Tenant’s use of the Premises for its normal business purposes.

10.

Repairs and Maintenance

Landlord shall maintain the exterior walls, roof, all other structural portion of the Building, and paved areas (concrete/asphalt) of the Premises in good condition, the cost of which shall be included in the operating costs and expenses for the Premises, unless any repair is caused by the acts or negligence of Tenant, its employees or contractors, in which event the cost of the repair shall be paid by Tenant exclusively.  Capital replacements with respect to such items shall be Landlord’s responsibility, but will be billable to Tenant pursuant to the second paragraph of this Section.  Tenant shall promptly notify Landlord of any damage to or the necessity of any repairs to the roof or exterior walls.  Tenant shall, at its expense, maintain the interior of the Premises, and all doors, loading docks and leveling equipment, if any, the windows and glass, and the systems, machinery and equipment, including plumbing, electrical, heating and ventilating and air conditioning, and promptly make all necessary repairs and replacements.  Tenant shall provide its own janitorial services, including window cleaning and light bulb, tube and starter replacement within the interior space, and shall keep all trash in closed containers and arrange for periodic removal thereof.  Tenant's trash containers or dumpster shall be placed at a location on the concrete loading dock pad reasonably agreed to by Landlord and Tenant.  Tenant shall also keep the walkways, loading docks and ramps (if any) adjacent to the Premises free of litter, ice and snow.  In addition, Tenant shall, upon the reasonable request of the Landlord, at Tenant's expense, throughout the Term, maintain a contract with an extermination service, acceptable to Landlord to provide monthly service to control rodents and other pests in the Premises.  If Tenant fails to maintain the aforementioned required contracts, Landlord shall provide written notice to Tenant of the failure to maintain the requisite contracts and may at any time within five (5) business days following such notice enter into contracts to provide the required services at Tenant's expense.

Tenant shall pay to Landlord its pro-rata share of all operating costs and expenses incurred by Landlord in operating and maintaining the Property.  Operating costs and expense shall include, without limitation, gardening and landscaping, exterior wall and roof maintenance, premiums for casualty, public liability and property damage insurance, repairs, parking lot striping/maintenance/repairs, exterior wall painting/sealing, lighting, sanitary control, sprinkler system maintenance/monitoring/repair, removal of snow, litter and other refuse, Hillside Owners Association dues and assessments, and the actual cost of personnel directly related to the Property's maintenance and operation, and twenty percent (20%) of all the foregoing for administrative and overhead costs of Landlord.  Landlord shall not be entitled to charge a management fee in addition to the foregoing.  For purposes hereof, operating costs and expenses shall also include costs of replacement and other costs of a capital nature, provided such costs are amortized over the useful life of the replacement or capital item in accordance with generally accepted accounting principles.

Operating expenses shall not include any cost of curing any violation of law, rule or regulation in effect as of the date of this Lease.  The parties hereby agree that Tenant's pro-rata share of the operating costs and expenses for the Property is 26.4% inclusive of the portion of Hillside Owners Association dues and assessments charged to the Premises.

Operating costs and expenses for the Premises shall be determined by Landlord and billed to Tenant no less often than quarterly for any fiscal year Landlord may adopt for such purpose. Said billings shall include an itemized listing of costs incurred.  Payments shall be due from Tenant to Landlord within thirty (30) days after receipt of remittance request from Landlord.  Landlord shall maintain and, upon Tenant’s request, provide to Tenant reasonable supporting documentation for any item contained on the itemized listing of costs incurred at any time.  However, said request shall not permit Tenant to withhold or delay payment of charges which have been billed.  Notwithstanding the foregoing, if a discrepancy arises from said request and it is determined that Landlord has incorrectly billed for operating costs and overhead, Landlord will be required to reimburse Tenant within thirty (30) days for said incorrect charges.

11.

Real Estate Taxes

Tenant shall pay to Landlord, within thirty (30) days after Landlord's written request, its pro-rata share of all real estate taxes, assessments, metropolitan charges and other governmental charges levied against the Property (referred to herein collectively as “Taxes”). Tenant's obligation to pay Taxes shall be apportioned with respect to the tax years in which the Term begins and ends proportionately as the number of days in the Term during such tax year bears to 365.  The parties hereby agree that Tenant’s pro-rata share of Taxes is 26.4%.

12.

Alterations

Tenant shall not, without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed  (i) make any structural, mechanical, electrical, or plumbing alterations to the Building, (ii) make any material additions to or modifications of the Premises (material, for this purpose, shall mean on a project-by-project basis any such addition or modification costing more than $5,000.00), or (iii) place any signs on the Premises, without the prior written consent of Landlord (such alterations, additions, modifications and placements are referred to herein collectively as “Material Changes”).  After approval by Landlord of Tenant’s racking plan, Tenant may install its shelving and trade fixtures without additional approval of Landlord, provided that such installation complies with applicable laws, codes, and insurance and fire rating requirements and does not interfere with the performance of Landlord’s Work.  Tenant shall notify Landlord in writing prior to making any alteration, addition or modification to the Premises, including Material Changes.  Landlord agrees to promptly review all Tenant requests for a Material Change upon receipt thereof and Landlord agrees it will not unreasonably delay, condition or withhold its approval.  Tenant hereby acknowledges that any and all modifications, alterations or additions to the Premises (including any Material Changes) shall be required to comply with all applicable federal, state, county and local laws, regulations and guidelines and to conform to any applicable requirements or restrictions set forth in the Covenants .  If Landlord reasonably denies Tenant’s request to make a Material Change, Landlord will provide alternatives, whenever reasonably feasible.  Prior to making any alteration, modification or addition, Tenant shall, at its expense, obtain all necessary permits from appropriate governmental authorities and, upon completion, furnish to Landlord an "as-built" drawing of the alteration, addition or modification.  All additions, alterations and modifications made by Tenant shall be performed in a good and workmanlike manner in accordance with all applicable legal requirements free of liens or claim of liens and upon completion shall be the property of Landlord (except for Tenant’s equipment, trade fixtures and personal property, which shall remain the property of Tenant).  In performing any additions, alterations or modifications, Tenant shall be responsible for causing the Premises to be in compliance with any additional work or improvements which may be required by applicable law or regulation as a result of such additions, alterations, or modifications.

13.

Liens

Tenant shall not permit the Premises or the Property to be subjected to any mechanic's or other liens; and if any lien attaches, Tenant shall promptly discharge the same by payment, bond or otherwise; and Tenant shall, at its expense, defend any proceeding for the enforcement of any lien, discharge any judgment thereon and shall indemnify and save Landlord harmless from all costs and expenses resulting there from, including reasonable counsel fees and other expenses incurred by Landlord, if Landlord elects to defend or participate in the defense of such proceedings.  Nothing herein shall prevent Tenant from granting liens to its lenders for Tenant-owned equipment or furnishings.

14.

Compliance with Laws and Regulations

Tenant shall promptly comply with the terms and provisions set forth in the Covenants and all applicable laws, rules, regulations, requirements and binding recommendations of governmental bodies and public authorities, fire insurance rating organizations and insurers, pertaining to Tenant’s use and occupancy of the Premises (referred to herein collectively, as the “Legal Requirements”), except for structural and other alterations required for compliance with the Americans with Disabilities Act or other laws in effect as of the date hereof, as amended, unless such requirements arise from Tenant's specific use or manner of use of the Premises or Tenant’s improvements to the Premises.  Tenant shall not do or suffer to be done, or keep or suffer to be kept anything in or about the Premises, which will contravene any insurance which Landlord or Tenant carries with respect to the Premises.  No hazardous materials or toxic substances shall be stored or kept in or about the Premises, except as permitted by law in the course of Tenant's ordinary business and no such substances shall be discharged from the Premises except in strict accordance and compliance with federal, state and local regulations and guidelines for the use, handling treatment and discharge of said substances. No activity may be carried on in the Premises which would produce any waste materials that are considered or classified as hazardous or toxic under any federal, state or local law, ordinance, rule or regulation beyond the scope of operations as set forth in Section 7 above and any activities or uses permitted within Section 7 of this Lease must be performed in strict accordance with all federal, state and local regulations and guidelines for the use, handling, treatment and discharge of said substances.

15.

Inspection by Landlord

Upon twenty-four hours advance notice, Landlord, its agents, authorized representatives and designees, may enter the Premises during normal business hours to view and inspect the same, to show the Premises to prospective purchasers and mortgagees, or to perform any work therein.  Further, Landlord may, at any time after twenty-four hours advance notice during the last nine months of the Lease term, enter the Premises for the purposes of showing it to prospective tenants and post "For Rent" signs on the Premises.  Landlord warrants it will exercise reasonable care not to interfere or impede Tenant's ability to conduct its business during any and all visits to the Premises, and Landlord further warrants that it will exercise reasonable care to protect the confidentiality of Tenant's business and its trade secrets.  Notwithstanding the foregoing, Landlord shall be permitted without any advance notice to enter the Premises to perform safety, insurance or environmental compliance inspections, with a representative Tenant present. Landlord agrees it will not materially impede Tenant's ordinary business operations during such inspections whenever reasonably feasible.

16.

Indemnification; Liability Insurance

Tenant shall defend, indemnify and save Landlord harmless from and against any and all claims, actions, demands, damages, liability and expenses (including reasonable counsel fees and other litigation) for damage to property and injury or death of persons, caused by or arising out of or in connection with Tenant's use or occupancy of the Premises (unless arising from the negligence of Landlord or any of Landlord’s agents, employees, invitees or contractors), or any act or omission of Tenant, its agents, employees, invitees or contractors, or out of any default or breach by Tenant or any term, covenant or condition of this Lease to be performed or observed by Tenant.

Tenant shall, at its expense, maintain comprehensive general public liability insurance covering personal injury and property damage occurring on the Premises and its appurtenances, which insurance shall include Landlord and Tenant as named insureds, and shall include contractual indemnity coverage for Tenant's liability hereunder.  This insurance shall be written with companies acceptable to Landlord and have liability limits of at least two million dollars ($2,000,000), combined single limit coverage, on an occurrence basis.

Landlord shall maintain comprehensive general public liability insurance covering personal injury and property damage occurring in the common areas or the Premises and arising from the acts or negligence of Landlord or any of Landlord’s agents, employees, invitees or contractors. This insurance shall have liability limits of at least two million dollars ($2,000,000), combined single limit coverage, on an occurrence basis.

Landlord shall defend, indemnify and save Tenant harmless from and against any and all claims, actions, demands, damages, liability, and expenses (including reasonable counsel fees) for damage to property and injury or death of persons, caused by or arising out of or in connection with the common areas, and the use or occupancy thereof (unless arising from the negligence of Tenant or any of Tenant’s agents, employees, invitees or contractors), or any act or omission of Landlord, its agents, employees, invitees or contractors, or out of a breach by Landlord or any term, covenant or condition of this Lease to be performed or observed by Landlord.

17.

Casualty Insurance; Damage or Destruction

Landlord shall maintain “Causes of Loss-Special Form” casualty insurance on the Premises for the full replacement cost thereof, including rent interruption insurance on the Premises in an amount equal to at least six months of gross rent revenues, containing a waiver of subrogation for the benefit of Tenant.  Tenant shall pay to Landlord, within thirty (30) days after Landlord's written request, Tenant’s pro-rata share of the annual cost of any insurance premiums for this insurance.  The parties hereby agree that Tenant’s pro-rate share of the cost of such insurance is 26.4%.

Tenant shall, at its expense, maintain at least standard fire and extended coverage, vandalism, malicious mischief, and sprinkler damage insurance on its trade fixtures, equipment and other personal property in the Premises, existing Landlord-provided improvements to the Premises, on the leasehold improvements to the Premises, and all other improvements provided by the Tenant or Landlord to the Premises hereafter for their full replacement cost, containing a waiver of subrogation for the benefit of Landlord.  Landlord shall not be liable to Tenant for any damage to any property of Tenant from any cause, unless it is due to Landlord's willful misconduct, gross negligence, or failure to comply with terms of the Lease.  Certificates evidencing the insurance required hereby, naming Landlord as an additional insured, shall be delivered to Landlord at the beginning of the Term and thirty (30) days prior to the time of any renewal or replacement of such insurance.

If the Premises, or any part of the Building, are damaged or destroyed by fire or other casualty to an extent which can reasonably be expected to be fully repairable within one hundred eighty (180) days after the date of the casualty, Landlord shall repair, restore, rebuild and replace the damaged or destroyed part, and complete the same as soon as reasonably possible, subject to delays beyond its reasonable control, to the condition they were in prior to the damage or destruction, except for changes in design or materials as may then be required by law or prudent under the circumstances. If the Premises are damaged or destroyed by fire or other casualty so as to render it wholly or substantially untenable, and to an extent which can not reasonably be expected to be fully repairable within one hundred eighty (180) days after the date of the casualty (as determined by an independent general contractor or qualified architect selected and approved by both Landlord and Tenant), either Landlord or Tenant shall have the right to terminate this Lease by written notice given to the other party within thirty (30) days of the date of the casualty.

If Landlord elects to repair and restore, there shall be an abatement of rent and additional rent until the Premises are substantially restored to their prior condition.  If either party terminates this Lease as above provided, rent and additional rent shall be paid through the date of the casualty.  If Landlord fails to substantially restore the Premises within six (6) months after the date of casualty, Tenant may elect to terminate the remainder of its Lease Term if such substantial restoration is not completed by Landlord after not less than thirty (30) days prior written notice to Landlord.  Notwithstanding the foregoing, Landlord shall diligently pursue repair or restoration in a timely manner.

Landlord and Tenant shall each insure their properties as herein required, and neither shall be responsible to the other for any damage to its property from any cause whatsoever.  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive and release each other from and against any and all rights of recovery, claims or causes of action, against the other, its agents, officers, contractors, or employees, for any loss or damage that may occur to the Premises, or any part thereof, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of any of the insurance policies required to be maintained by the respective parties under this Section 18, regardless of cause or origin, including the negligence of the other party hereto, its agents, officers, contractors, or employees, and covenants that no insurer shall hold any right of subrogation against the other party. Landlord and Tenant each hereby acknowledge and agree it is not the intention of the parties that they be relieved from liability for negligence contrary to any statute or public policy of the State of Maryland, but rather that each avail itself of insurance coverage without subjecting the other to liability for losses that could have been insured, and without subjecting the other to subrogation claims of any insurer, and each party hereby agrees that the availability of insurance coverage is a fair and adequate alternative to pursuing claims for negligence against each other, and, therefore, agree that a mutual waiver of such claims is in the best interests of both parties.

18.

Eminent Domain

If the Premises, or any part thereof, are condemned under the power of eminent domain, or sold by Landlord to a condemning authority under threat of condemnation, this Lease shall terminate as to the part condemned on the date title or possession vests in the condemning authority, whichever is first.

If any condemning authority notifies Landlord of a proposed condemnation of any part of the Premises, Landlord shall give Tenant written notice of the proposed condemnation together with whatever plats and data are furnished to Landlord by the condemnor concerning the extent of the proposed condemnation.  Tenant shall have thirty (30) days after the date of such notice in which to elect to cancel this Lease effective upon consummation of the condemnation.  If Tenant gives Landlord written notice of such election within thirty (30) days, and if the proposed condemnation is consummated, this Lease shall terminate entirely on the same date that this Lease terminates as to the condemned portion of the Premises (or as to the entire Premises if the condemnation will render the Premises unsuitable for the normal conduct of Tenant’s business).  If Tenant does not make a timely election to cancel this Lease, and the condemnation is consummated, Landlord may, at its sole discretion, elect to diligently pursue restoration of the remaining Premises as a complete architectural unit; and the rent shall thereafter be reduced proportionately to the reduction in the area of the Premises.

In the event of a condemnation, the entire award shall belong to Landlord and Tenant shall not be entitled to share in any part of the condemnation award (including consequential damages).  Tenant shall, however, be entitled to retain any separate award obtained from the condemning authority for moving and relocation expenses and loss of trade fixtures, equipment and other personal property, to the extent compensable without diminution of Landlord's award.

19.

Default

(a)

Each of the following shall be deemed an event of default by Tenant and a breach of this Lease.

(i)

The filing of a petition by or against Tenant for adjudication as a bankrupt under the Bankruptcy Code, as now or hereafter amended or supplemented, or for a reorganization within the meaning of the Bankruptcy Code, or for an arrangement within the meaning of the Bankruptcy Code, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant.  Notwithstanding the foregoing, Landlord shall grant Tenant a sixty day period after any involuntary bankruptcy filing to vacate said filing, or to seek dismissal of the appointment of a receiver or trustee, provided, Tenant is not past due in its rental obligations and all post filing rents are paid to Landlord in a prompt manner;

(ii)

The making by Tenant of an assignment for the benefit of creditors.

(iii)

Failure of Tenant to pay, within five (5) days after written notice from Landlord, the rent or additional rent herein reserved, or any other sum payable by Tenant.

(iv)

A default by Tenant in the performance of any other material term, covenant, agreement or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after receipt of written notice thereof, unless such performance shall reasonably require a longer period in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously.

(b)

In the event of a default by Tenant as set forth above, which has not been cured, Landlord may, at any time thereafter, at its election, in addition and without prejudice to any and all other remedies available to Landlord as a result of such default, terminate this Lease and Tenant's right to possession of the Premises, and thereafter, by any lawful means, take possession of the Premises, and remove Tenant, any occupants and any property there from, without being guilty of or liable for trespass or damages and without relinquishing any rights of Landlord against Tenant.

(c)

If this Lease is terminated pursuant to the above, Tenant shall be liable to Landlord for rent and additional rent to the date of termination together with (1) all expenses (including reasonable attorneys’ fees for any proceedings which may be necessary for Landlord to recover possession of the Premises, and (2) damages to be calculated and payable utilizing either of the two options (at Landlord's sole discretion) as follows:

(i)

The monthly rent and additional rent payable by Tenant hereunder, which shall be payable when due, less the rent directly attributable to the existing Premises (net of attorneys’ fees, leasing commissions, tenant improvement and remodeling costs, and other related re-leasing incurred by Landlord expenses) if any, received by Landlord from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its reasonable discretion, exercised in objective good faith, shall deem proper.  In no event shall Tenant be entitled to excess rent, if any, that Landlord may receive from any substitute tenant.

(ii)

An amount equal to the sum of (a) the present value (as of the date of Tenant's default) using an interest rate of six percent (6%) on all rent and additional rent which would have become due during the remainder of the Term of this Lease, minus (b) the present value (at the same rate) of the fair rental value of the Premises for the remainder of the Term of this Lease.  Said amount shall constitute liquidated damages and shall be payable to Landlord in one lump sum on demand.

(d)

No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, unless Landlord executes a written release of Tenant.  Tenant’s liability hereunder shall not be terminated by execution of a new lease of the Premises by Landlord.  The failure by Landlord to insist upon the performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon an unremedied breach thereof, or the acceptance of full or partial rent during the continuance of any unremedied breach, shall not constitute a waiver of the performance of such term, covenant or condition.  No term, covenant or condition of this Lease to be performed or complied with by Tenant, and no unremedied breach thereof, shall be deemed waived, altered or modified except by a written instrument executed by Landlord.  The waiver of any breach shall not affect or alter this Lease, but each and every term, covenant and condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.  Upon any default, Tenant waives all legal, equitable and/or statutory rights to redeem its interest under this Lease.

(e)

In addition to the above, if Tenant defaults in the performance or observance of any term, covenant or condition to be performed under this Lease, and Tenant fails to materially pursue rectification of said default within thirty (30) days after written notice to Tenant of said default by Landlord, Landlord may take any necessary action to rectify the default on Tenant's behalf. Notwithstanding the foregoing, if Landlord reasonably deems the default of a nature requiring immediate resolution, it may proceed immediately to rectify said default.  All money advanced and costs and expenses incurred by Landlord in rectifying defaults, together with interest thereon at the rate of ten percent (10%) per annum, shall be repaid by Tenant to Landlord promptly upon demand.

(f)

Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for herein or now or hereafter existing at law, in equity, or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law, in equity, or by statute or otherwise, shall not be construed as an election of remedies so as to preclude the simultaneous or later exercise of any other right or remedy for such breach.  If Landlord obtains a judgment against Tenant arising out of any default by Tenant under this Lease, then Tenant shall pay Landlord's reasonable attorney's fees and other expenses incurred by Landlord in connection therewith.

20.

Quiet Enjoyment; Estoppel; Subordination

Landlord covenants and agrees that Tenant, upon paying the rent and all other charges provided for herein, and observing and keeping the terms, covenants and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the

Premises during the Term of this Lease, free from any interference by Landlord or anyone claiming by, through or under Landlord.

Upon request, Tenant shall promptly deliver to Landlord and/or Landlord’s mortgagee or other designee a signed and acknowledged statement setting forth:

(a)

That to the best of Tenant's knowledge, this Lease remains unmodified, in full force and effect, free of existing defaults and free of defenses against enforceability (or if there have been modifications or defaults or if it claims defenses against enforcement, then stating the modifications, defaults and/or defenses).

(b)

The date to which rent and other charges have been paid, and the amount of any advance rentals paid.

(c)

The beginning and ending dates of the Term.

(d)

That to the best of Tenant's knowledge, there are no outstanding claims (or if there are any claims, then stating the nature and amount of the claim).

(e)

Such other matters regarding this Lease as Landlord may reasonably request.

This Lease shall be subject and subordinate to the lien of any mortgage or deed of trust hereafter placed upon the Building and/or Premises by Landlord and to any extensions, modifications or amendments thereto (a “Mortgage”), without the necessity of Tenant executing any instrument other than this Lease.  If the holder of any such Mortgage desires to confirm the effect of this provision, Tenant shall execute a customary subordination, non-disturbance and attornment agreement in form reasonably satisfactory to the holder and reasonably satisfactory to Tenant within fifteen (15) days after Landlord request.

21.

Assignment

Tenant shall not assign this Lease or sublease, the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed by Landlord so long as (a) the use of the Premises by the assignee or subtenant is permitted under Section 7 hereof, and (b) the assignee or subtenant assumes in writing for the benefit of Landlord all obligations of Tenant under this Lease.

Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent to any assignment of this Lease to any entity which controls, is controlled by, or is under common control with Tenant or any assignment resulting from the sale of all or substantially all of the stock or assets of Tenant or from a merger or consolidation transaction of or with Tenant, provided Tenant provides Landlord with prior written notice thereof describing the transaction and the parties involved Tenant’s obligations hereunder are assumed in writing by the corporation surviving such merger or created by such consolidation, and the tangible net worth of the surviving or created corporation is not less than the tangible net worth of Tenant as of the date hereof and the date of the assignment.

In any event of any assignment or subletting, Landlord shall be entitled, and Tenant hereby assigns unto Landlord, 50% of all sums payable to Tenant by the assignee or sublessee, less reasonable and customary lease commission and other actual expenses, either as rent, additional rent or other charge, in excess of the rent, additional rent or other charges payable by tenant hereunder.

Except as expressly provided otherwise in this Section, in the event of any assignment or sublease by Tenant, Tenant shall not be released of any of Tenant's obligations hereunder and in  no event shall Landlord’s consent to any assignment hereunder be deemed to release the assignee of the obligation to obtain Landlord’s consent to any further assignment (provided that such consent is otherwise required hereby).

22.

Applicable Law

This Lease shall be construed under the laws of the State of Maryland.  The parties acknowledge that this Lease has been drafted, negotiated, delivered and consummated in the State of Maryland.   The parties consent to suit in the state and federal courts of the State of Maryland on or with respect to the Premises and this Lease.  The parties hereby waive any objection to the venue of any action filed in any state or federal court of Maryland, and waives any claim of forum non conveniens or for transfer of any action to any other court.  Nothing herein shall be deemed to preclude the parties from obtaining Service of Process upon each other in any other manner permitted by the laws and Rules of Court of the state and federal courts of Maryland.

Landlord and Tenant each waive the right to trial by jury in any action or suit brought pursuant to, under, or in connection with this Lease.

The parties stipulate that the Premises is being leased exclusively for business, commercial, manufacturing, mercantile or industrial purposes within the meaning of Section 8-110(a) of the Real Property Article of the Annotated Code of Maryland, and that the provision of Section 8-110(b) of such Article (or any future statute) pertaining to the redemption of reversionary interests under leases is inapplicable to this Lease.

23.

Notices

All notices, requests, demands or other communications with respect to this Lease and the Premises, shall be in writing, and shall be deemed to have been duly given when mailed, postage prepaid, United States registered or certified mail, or hand delivered, or sent by Federal Express, or other nationally recognized courier service, with signed receipt.

(a)

To Landlord:  FRP Hillside LLC #3, 34 Loveton Circle, Suite 100, Sparks, Maryland 21152, or at such other address as Landlord may furnish to Tenant for this purpose.

(b)

To Tenant:  Tactical Solution Partners, Inc., International Trade Center, 7020 Dorsey Road, Suite C, Hanover, Maryland  21076, or at such other address as Tenant may furnish to Landlord for this purpose.

24.

Tenant Financial Statements

Throughout the Term of this Lease, inclusive of renewals pursuant to Section 29 herein, upon Landlord’s request, Tenant shall furnish copies of its most recent annual financial statements to Landlord.  Such statements shall include, if available, income statements, balance sheets and statements of cashflows.  Landlord shall maintain Tenant's financial statements in a confidential manner and shall not share the information contained therein with any third parties, except on a confidential basis to current and prospective mortgagees of Landlord and purchasers of the Premises, without Tenant's prior consent.  Tenant further agrees to furnish copies of its financial statements to current and prospective mortgagees of Landlord and purchasers of the Premises at any time upon Landlord's request, provided such mortgagees and purchasers agree to execute a confidentiality agreement.  If Tenant becomes a publicly traded firm and provides timely (within 90 days of fiscal year end) reporting to the public of its results via issuance of a standard Securities and Exchange Commission (SEC) governed 10K report, Landlord agrees to rely on such to accommodate Tenant’s obligations relative to financial statement reporting.

25.

Brokerage

Landlord represents and warrants that (i) no broker, agent, or finder has any basis on which to claim a brokerage commission or finder's fee in connection with this Lease other than Transwestern Commercial, in cooperation with Colliers Pinkard (the "Broker"), and (ii) Landlord shall have the obligation to pay any commission or other compensation to the Broker pursuant to a separate agreement between the Landlord and the Broker.  Tenant represents and warrants that no broker, agent, or finder has any basis on which to claim a brokerage commission or finder's fee in connection with this Lease other than the Broker.  Tenant hereby indemnifies and holds Landlord harmless from all claims and liabilities arising out of any claim to brokerage commissions or finder's fees (including, without limitation, the cost of counsel fees in connection therewith) from any person (other than the Broker) arising from any action or commitment made or taken (or claimed to heave been made or taken) by Tenant.  Landlord hereby indemnifies and holds Tenant harmless from all claims and liabilities arising out of any claim to brokerage commissions or finder's fees (including, without limitation, the cost of counsel fees in connection therewith) from any person (including the Broker) arising from any action or commitment made or taken (or claimed to have been made or taken) by Landlord.

26.

Successors and Assigns

Except as herein otherwise provided, this Lease and the terms, covenants and conditions hereof, shall inure to the benefit of, apply to, and be binding upon the parties and their successors and assigns.  If Landlord transfers its estate in the Premises, or if Landlord further leases the Premises subject to this Lease, Landlord shall thereafter be relieved of all obligations of Landlord expressed in this Lease or implied by law, provided the transferee recognizes and accepts the Lease and all obligations of the Landlord contained within this Lease.

27.

Surrender of the Premises

At the expiration or sooner termination of this Lease in accordance with its terms, Tenant shall, without notice to quit which Tenant hereby waives, surrender the Premises in the same condition as the Premises were upon completion of construction contemplated by Section 3 hereof, reasonable wear and tear excepted, and shall deliver all keys for the Premises to Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises.  Tenant shall remove all of its trade fixtures and other personal property (including all racking, vaults and all shelving installed by Tenant), and any alterations, additions or improvements which Landlord requires to be removed, (provided that Landlord’s Work shall not be required to be removed), before surrendering the Premises and shall repair in a good and workmanlike manner any damage caused by such removal.

If Tenant remains in possession of the Premises after the expiration or termination of the Term without the execution of a new lease, or a renewal or extension in writing, Tenant shall be liable for all damages that Landlord may sustain by virtue thereof, including but not limited to, any amount for which Landlord may be liable under, or as the result of, any lease entered into by Landlord for a term beginning at or after the expiration of the Term.  If, and while Tenant is holding over, it shall continue to be subject to and shall perform all of the conditions, provisions and obligations of this Lease except that Tenant shall pay Landlord rent at an amount equal to 150% of the rent payable prior to the expiration or termination of the Term; and Tenant shall continue to be a tenant from month-to-month until its tenancy shall be terminated by Landlord, or until Tenant shall have given Landlord written notice of at least one (1) full calendar month of its intention to terminate the tenancy.  Nothing contained in this Lease, however, shall be construed as a consent by Landlord to the occupancy or possession of the Premises by Tenant after the expiration of the Term, and shall be entitled to the benefit of all public general or public local laws or ordinances relating to the recovery of possession of lands and tenements held over by tenants, that may now be in force or hereafter enacted.

28.

Ownership of The Property & Authority

Landlord represents and warrants that Landlord is fee owner of the Premises and that Landlord has the appropriate authority to enter into this Lease.  Tenant acknowledges that this Lease will be subject to the Covenants which have been recorded prior to the date hereof, a copy of which have been furnished to Tenant.

If Tenant obtains any money judgment against Landlord, Tenant shall be entitled to have execution upon such judgment only upon Landlord’s fee simple estate in the Premises, and not out of any other assets of Landlord, its members, officers, employees, or its successor or assigns, and Landlord shall be entitled to have any such judgment so qualified so as to constitute a lien only upon the estate of Landlord in the Premises.

Tenant represents and warrants to Landlord that (a) it is duly organized and validly existing under the laws of the State of Delaware, and is in good standing and duly qualified to do business in Maryland, (b) its execution and delivery of this Lease was duly approved and authorized by the requisite corporate action, and (c) this Lease is binding upon and enforceable against Tenant in accordance with its terms.

29.

Force Majeure

In the event that either party hereto shall be delayed, hindered or prevented from the performance of any act required within this Lease (except for the payment of rents or additional rents) by reason of any act not within the reasonable control of the party delayed, hindered or prevented, including strikes, lockouts, acts of god, enemy acts, civil commotion, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrections, wars, legal injunctions, or other reasons of a comparable nature not the fault of or within the reasonable control of the delayed, hindered or prevented party, in performing the work or doing the acts required under the terms of this Lease, then performance of said act shall be excused for the period of the delay, hindrance or prevention and the performance of any such act shall be extended without penalty for a period equivalent to the period of such delay, hindrance or prevention.

30.

Final Agreement

This Lease contains the final agreement between the parties.  Neither party shall have any obligation not expressly set forth herein; and neither party shall be bound by any representations prior to the date hereof which are not expressly set forth herein.

IN WITNESS WHEREOF, the parties, being duly authorized so to do, have executed this Lease under seal as of the day and year first above written.

LANDLORD:

FRP HILLSIDE LLC #3

By:	FRP Development Corp., Sole Member

By:	/s/ David H. deVilliers, Jr.	(SEAL)
David H. deVilliers, Jr., President

TENANT:

TACTICAL SOLUTION PARTNERS, INC.

By:	/s/ Rich Sajac	(SEAL)
Rich Sajac
CEO

EXHIBIT A

PREMISES

EXHIBIT B

SPACE PLAN

HILLSIDE BUSINESS PARK
7020 DORSEY ROAD
ANNE ARUNDEL COUNTY

40'-0"
50 F.C. WHSE
LIGHTING
7,250 SF Office
15,160 SF Warehouse
22,410 SF Total Space

GENERAL NOTES:

1. FRP PROVIDES THIS DRAWING WITH NO GUARANTEE, EXPRESSED, IMPLIED OR STATUTORY AS TO ITS ACCURACY, RELIABILITY, SUITABLY OR FITNESS FOR A PARTICULAR PURPOSE.

2. THIS DRAWING HAS NOT BEEN FIELD VERIFIED. THIS DRAWING IS MEANT FOR INFORMATIONAL AND REFERENCE PURPOSES ONLY. ALL SITE CONDITIONS, INCLUDING FIELD DIMENSIONS, MUST BE FIELD VERIFIED BY ANY PARTIES CONCERNED. FRP CANNOT TAKE RESPONSIBILITY FOR THE USE OF THIS CAD DRAWING. YOUR ACCEPTANCE OF THIS DRAWING WILL BE YOUR ACKNOWLEDGMENT THAT YOU ACCEPT FULL RESPONSIBILITY FOR ITS USE.

3. THESE DRAWINGS ARE PROTECTED UNDER THE COPYRIGHT ACT OF 1976 AND SHALL NOT BR REUSED WITHOUT THE WRITTEN PERMISSION OF FRP.

EXHIBIT B
PELICAN
SPACE PAN
April 17, 2007

FLORIDA ROCK PROPERTIES, INC.
34 LOVETON CIRCLE, SUITE 100
SPARKS, MARYLAND 21152
(410) 771-4100 (410) 771-8150

EXHIBIT C

COMMENCEMENT AGREEMENT

AGREEMENT OF LEASE by

FRP HILLSIDE LLC #3 and  TACTICAL SOLUTION PARTNERS, INC.

THIS AGREEMENT made and entered into this  ______day of  _________, 2007 by and between FRP Hillside LLC #3, ("Landlord") and Tactical Solution Partners, Inc., a Delaware corporation ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease dated ______________, 2007 (hereinafter called "Lease"), pursuant to which Landlord demised and leased to Tenant, and the latter rented from the former certain premises located in Hanover, Maryland, as more particularly described in the Lease.

AND WHEREAS, for the purpose of establishing a set date, the parties execute an Agreement in recordable form setting forth the exact commencement and termination dates of the lease term when said dates were ascertained.

1.

The Lease term commenced on the  ________day of  ___________, 200_ and the Lease term will end (unless sooner terminated or extended as in said Lease provided) on the ____ day of ______________, 200__.

2.

This Agreement is solely intended to constitute a confirmation by the parties hereto of the commencement and termination dates of the Lease term as provided in the Lease, and is not intended to amend or otherwise modify the Lease except as herein expressly set forth. The parties hereto acknowledge that the Lease is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement for the purposes set forth above.

WITNESS:	LANDLORD: FRP HILLSIDE, LLC #3

	By:	FRP Development Corp., Sole Member

By:
David H. deVilliers, Jr., President

WITNESS:	TENANT: TACTICAL SOLUTION
PARTNERS, INC.

By:
Rich Sajac
CEO

EXHIBIT D

SPECIFICATIONS

I.

GENERAL INFORMATION

The facility shall consist of concrete foundations, slab-on-grade, steel framing and joists, loose laid ballasted rubber roof system with R-14 insulation, and walls consisting of insulated tilt-up concrete panels (2” rigid insulation with an R-value of 14 attached to the inside face of the panel starting at roof deck and running 16 feet down the panel).

A.

Site:

The property is located at 7020 Dorsey Road in Hanover, Maryland.

B.

Space:

FRP Development Corp will provide Pelican 22,410 square feet of space.  Included within the tenant space will be the following:

Office:

7,250 S.F.

Warehouse:

15,160 S.F.

C.

Dock Facilities for:

1.

(5) 8’x10’ dock doors.

2.

 (1) 12’x14’ drive-in dock door.

 D.

Site Improvements:

1.

Employee parking and truck staging areas to be well illuminated with either building or pedestal mounted lights with electric eye control.  Ground-set spotlight to illuminate front entrance door and sign with electric-eye controls. One 200-watt weatherproof bracket type fixture at each outside personnel door. Standard rim incandescent fixtures spaced between every door on the truck-loading canopy on electric eye control.  Foot-candle requirements are as follows:

▪

Truck apron - 10 f.c.

▪

Parking lot - 5 f.c.

▪

Boundaries - 2 f.c.

▪

Building surroundings - 1 f.c.

2.

All paving shall be done in accordance with the required specifications of the Department of Highways, State of Maryland.

3.

The site provides for a minimum of 116 regular sized parking spaces and 6 handicapped accessible spaces (As shown on the Site Plan).

4.

Truck apron to be concrete for a distance of 55’-0” deep across all warehouse dock doors as indicated on the attached Site Plan.

E.

Calculation of Space:

The landlord determines rental rates for tenants based on square footage calculations which are neither usable or rentable square feet as defined by the Building Owners and Managers Association (BOMA).  Rather, the landlord bases rental rates on a computation of square footage measuring distances from the outside of permanent walls to the midpoint of interior demising walls.  All square footage determinations do not include allocations of meter rooms, common areas or exterior tenant areas.  However, no deductions shall be made for columns and projections necessary to the building.

II.

PROJECT SPECIFICATIONS

A.

OFFICE SPECIFICATIONS

The following are the improvement items the landlord provides as part of the office improvements to be made to the Premises.

1.

Size:

Approximately 7,250 square feet of office (including bathrooms, hallways, closets, etc.) on one (1) floor, designed and color coordinated to tenant's individual requirements.  The costs of which are part of the Tenant Improvement Allowance (see section IV).

2.

Partitions:

a.

The rear wall to the warehouse will be of six inch (6”) metal stud construction with 1/2” sheetrock on each side creating a smoke tight wall extending from floor to underside of roof deck. (wall is 32’ tall).

b.

Interior partitions are to be three and five-eighths inch (3 5/8") metal stud construction with one-half inch (1/2") thick gypsum wallboard on both sides extending Nine feet (9’-0”) above finished floor.

c.

Insulation to be installed in bathroom walls, rear wall to warehouse and perimeter walls.

3.

Doors and Hardware:

a.

Tenant entry doors are provided in locations as indicated on the building plan.

b.

Interior suite doors will be pre-hung, hard wood doors.  Each door will have a paint grade metal frame.

c.

Passage sets to be installed on all interior doors; key in lockset on office warehouse; push-button, one-way lockset on all restroom doors and closure on the office to warehouse door.

 4.

Painting and Finishing:

Walls will be painted with two (2) coats of flat latex paint.  Doorframes will be painted with semi-gloss paint.  No single room shall contain more than one (1) color.  Paint shall be selected from samples provided by landlord.

5.

Ceiling:

Ceilings to be suspended lay-in ceilings, Nine feet (9’-0”) above finished floor, with conventional two foot by four-foot (2' x 4') mineral fiber Class A, fissure pattern ceiling tiles.  Three and one-half (3.5") inch unfaced insulation installed above suspended ceiling.

6.

Floor Finish:

Wellco business carpet or equal (26 ounce) with type and color to be selected by tenant from sample provided by Landlord.  Carpet to be installed throughout office area with four-inch (4") vinyl cove base, except in restrooms where one-eighth (1/8") vinyl composite tile (VCT) is to be installed with four-inch (4") vinyl cove base.

7.

Mechanical, HVAC, Plumbing and Sprinkler System:

a.

Heating and air conditioning to be provided by central heating and air conditioning system designed to maintain 75 degrees inside when 90 degrees outside and heat to 70 degrees inside when 10 degrees outside.  This will be accomplished by using two packaged gas-fired rooftop units (one (1) 10-ton and one (1) 7.5 ton) with programmable thermostat.

b.

Restroom fixtures to be provided as follows:

1. (3) Handicap water closets – Standard commercial white fixture

2. (1) Water Closets – Standard commercial white fixture

3. (5) Lavatories – Standard commercial white fixture

4. (1) Urinals – Standard commercial white fixture

5. (1) Shower – Standard commercial white fixture

6. (1) Mop Sink – Standard commercial white fixture

7. (1) Water Heater – 40-gallon electric water heater

8. (1) Stainless Steel Sink in breakroom

Note:   All fixtures floor mounted and tank type.

Accessories to be provided include one (1) mirror over each lavatory; one (1) electric exhaust fan in each bathroom; and one (1) toilet paper dispenser for each water closet.

NOTE:

Additional plumbing items and specialty restroom items are not part of the standard specifications.

c.

Sprinkler system shall be installed in accordance with NFPA #13 and will consist of chrome pendant sprinkler heads in the office area.

8.

Electrical & Telephone Outlets:

Electrical wiring system and telephone conduits to be installed in accordance with the National Electrical Code.  Normal amount of 110V duplex convenience outlets and telephone outlets to be installed in office area at locations as shown on the final drawings approved by tenant.  Quantity of outlets installed as follows:

a.

Standard 2’ x 4’ lay-in fixtures suitable to achieve 70 foot-candles

b.

Duplex outlets:   One (1) per 12 lineal feet of wall space

c.

Telephone outlets:  One (1) per office to be “pull string” only

d.

Dedicated circuits:  Ten (10) total

NOTE:    Any floor outlets or power poles will be considered an extra charge.  Tenant is required to permit, supply, and install all system’s furniture, telephone, and data lines.  Please note that all system furniture must be coordinated with the Landlord to avoid occupancy delays.  The furniture must be installed prior to a use and occupancy permit being issued.

 9.

Telephone and Data Service:

Telephone and Data service requirements are the complete and sole responsibility of the tenant.  Tenant shall directly contact the telephone and data company of its choice for the installation of cable.  Please note that a low voltage permit is required in Anne Arundel County and must be directly coordinated with the Landlord to avoid occupancy delays.

10.

Window Treatment:

Landlord will provide "building standard" one inch (1") horizontal window blinds for all of tenant exterior windows.  Color of blinds will be off-white.

11.

Custom Partitioning, Shelving, Carpentry, Cabinets, Countertops, Etc.:

Custom partitioning, shelving, carpentry, cabinets and countertops are not a part of the standard specifications, but the allowance provided herein should satisfy some of these requirements in the restroom and breakroom.

12.

Glazing:

Custom glass doors, sidelights, and interior partition windows are not a part of the standard specifications, but the allowance provided herein should satisfy some of these requirements in the vestibule

13.

Appliances:

Appliances are the complete and sole responsibility of the tenant.

14.

Graphics:

The landlord shall provide a $2,000 allowance toward the suite number and signage for the Premises, using the landlord's standard type for the building.  Any additional lettering or signage requested by the tenant shall conform to such standard type, be provided at the tenant's expense and must be approved by landlord.

III.

PROJECT SPECIFICATIONS

B.

WAREHOUSE SPECIFICATIONS

1.

Size:

Approximately 15,160 square feet.

2.

Ceiling Height:

28' clear minimum height to underside of bar joists.

3.

Bay Size:

See attached space plan.

4.

Floor:

Slabs to be six inches (6") thick concrete (4,000 psi) with wire mesh and fiber mesh on a 4” stone base.

5.

Electric:

a.

Service:  200 amps, 277/480 volt, three phase, four wire*.

b.

Lighting:  Warehouse space (does not include area over office space) to have 20 foot-candles of light measured from three feet (3') above finished floor utilizing 400 watt metal halide fixtures.  An allowance has been provided to increase the lighting to 50 foot-candles utilizing additional 400 watt metal halide fixtures.

*NOTE:   There is 2000 amp service to the building.

6.       Sprinkler System:

ESFR System

7.

HVAC:

Warehouse heating to 50 degrees when 0 degrees outside shall be provided by the utilization of gas-fired unit heaters.

8.

WHSE Equipment, Racking, and Tenant Related WHSE Improvements:

*********All permitting of warehouse equipment, warehouse racking, and improvements brought about by tenant's use of the warehouse will be the sole cost of the Tenant.**********

9.

Compliance and Clean-Up:

a.

The premises and common areas serving the premises shall comply with all applicable laws, including the ADA and OSHA standards.

b.

The premises will be thoroughly cleaned prior to occupancy.